EXHIBIT 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 27, 2013, relating to the consolidated financial statements of Liberty Bancshares, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, included herein. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Kemp & Company, a Professional Association

Little Rock, Arkansas

July 12, 2013